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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 8, 2008

                                 POLONIA BANCORP
                                 ---------------
             (Exact Name of Registrant as Specified in Its Charter)

         United States               0- 52267              41-2224099
         -------------              --------               ----------
(State or other jurisdiction of     (Commission          (IRS Employer
incorporation or organization)      File Number)         Identification No.)

     3993 Huntingdon Pike, 3rd Floor, Huntingdon Valley, Pennsylvania 19006
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               (Address of principal executive offices) (Zip Code)

                                 (215) 938-8800
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01       OTHER EVENTS
                ------------

         On May 8, 2008, the Board of Directors of Polonia Bancorp (the "Company"), the holding company for Polonia Bank, was informed of the death of Director Gordon R. Johnston, III. Mr. Johnston had served as a Director of Polonia Bank since 2006 and as a Director of Polonia Bancorp since its formation in January, 2007. Mr. Johnston also served as Chairman of the Audit Committee and as a member of each of the Compensation Committee and the Nominating and Governance Committee.

         Mr. Johnston was a nominee for election to the Company's Board of Directors at the Company's 2008 Annual Meeting of Stockholders to be held on May 20, 2008. Because of Mr. Johnston's unexpected death, the Board anticipates reducing the size of the Company's Board from six to five members. The Board of Directors will therefore present only the remaining nominee, Edward W. Lukiewski, for election to the Company's Board of Directors at the 2008 Annual Meeting. The proxy cards furnished with the Company's 2008 proxy statement remain effective and the shares represented by those proxy cards will be voted in accordance with the stockholder's instructions with respect to Mr. Lukiewski.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS.
                ---------------------------------

        (a)     Financial Statements of Businesses Acquired: Not applicable

        (b)     Pro Forma Financial Information:  Not applicable

        (c)     Shell Company Transactions:  Not Applicable

        (d)     Exhibits:  Not Applicable



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.




Date: May 12, 2008                     By: /s/ Paul D. Rutkowski
                                           -------------------------------------
                                           Paul D. Rutkowski
                                           Chief Financial Officer and Treasurer